Exhibit 24.01

POWER OF ATTORNEY

Each of the undersigned directors of SCANA Corporation (the "Company") hereby appoints Kevin B. Marsh, Jimmy E. Addison and Ronald T. Lindsay, and each of them severally, his or her true and lawful attorney or attorneys, with the power to act with or without the others, and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-8 and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, with respect to the registration of 5,000,000 shares of the Company's common stock for use pursuant to the Company's Long-Term Equity Compensation Plan.

Dated:   April 30, 2015
              Columbia, South Carolina

/s/J. A. Bennett	/s/J. F. A. V. Cecil
J. A. Bennett	J. F. A. V. Cecil
Director	Director

/s/D. M. Hagood	/s/K. B. Marsh
D. M. Hagood	K. B. Marsh
Director	Director

/s/J. M. Micali	/s/L. M. Miller
J. M. Micali	L. M. Miller
Director	Director

/s/J. W. Roquemore	/s/M. K. Sloan
J. W. Roquemore	M. K. Sloan
Director	Director

/s/H. C. Stowe	/s/A. Trujillo
H. C. Stowe	A. Trujillo
Director	Director